UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2020

HQDA ELDERLY LIFE NETWORK CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52417	98-1225287
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8780 Valley Blvd., Suite J

Rosemead, California 91770

(626) 877-8187

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HQDA	OTC Markets Group

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “HQDA,” and “our” refer to HQDA Elderly Life Network Corp., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2020, the Company acquired 10% of the issued and outstanding shares (the “Shares”) of Lianyungang Yiheyuan Elderly Services Co., Ltd., a corporation registered in Jiangsu Province, P.R. China (“LYES”) pursuant to a Securities Purchase Agreement (the “Agreement”). LYES operates a profitable elderly services business in its hot spring resort in Lianyungang City. In accordance with the Agreement HQDA is purchasing the Shares in exchange for 234,845 shares of HQDA’s common stock valued at $1.00 per share, which the total value is equivalent to 10% of the originally invested cash value by the LYES shareholders. The total original investment cash value of LYES was RMB16, 000,000 (about USD$2,348,450). The transaction value is 10% of USD$2,348,450 by issuing HQDA’s new shares at USD$1.00 per share. That is equivalent to 234,845 shares of HQDA’s. The closing price for HQDA shares on the OTCQB on October 26, 2020, was $1.22.

Both parties are looking forward to expansion of the local elderly services especially for establishing the International Wellness Town in Linayungang City, Jiangsu province, China.

The description of the Agreement herein is qualified in its entirety by reference to the full text of the Agreement.

Item 7.01 Regulation FD Disclosure

On November 9, 2020, HQDA issued a press release announcing the acquisition of 10% interest in Lianyungang Yiheyuan Elderly Services Co., Ltd. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

99.1	Press Release dated November 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 9, 2020

HQDA Elderly Life Network Corp.

By:	/s/ Jimmy Zhou
Jimmy Zhou, CFO